Exhibit 32
Certifications of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes‑Oxley Act of 2002
In connection with the Quarterly Report of Helmerich & Payne, Inc. (the “Company”) on Form 10‑Q for the period ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Raymond John Adams III, as Director, President and Chief Executive Officer of the Company, and J. Kevin Vann, as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, to the best of his knowledge, that:
(1)    The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Raymond John Adams III	/s/ J. Kevin Vann

Raymond John Adams III	J. Kevin Vann
Director, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
Date: May 7, 2026	Date: May 7, 2026